EXHIBIT 32

CERTIFICATIONS OF ROBERT E. BERNARD, CHIEF EXECUTIVE OFFICER AND

STEPHEN A. FELDMAN, CHIEF FINANCIAL OFFICER

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of dELiA*s, Inc., a Delaware corporation (the “Company”), do hereby certify, that:

The Annual Report for the year ended February 3, 2007 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ ROBERT E. BERNARD
Chief Executive Officer

Date: April 19, 2007

/s/ STEPHEN A. FELDMAN
Chief Financial Officer

Date: April 19, 2007